Exhibit 99.1

Fluent Announces Second Quarter 2023 Financial Results

•	Revenue of $82.1 million for Q2 2023 and $159.4 million for FY 2023
•	Gross profit (exclusive of depreciation and amortization) of $22.6 million for Q2 2023 and $41.6 million for FY 2023
•	Net income of $1.2 million for Q2 2023 and net loss of $30.8 million for FY 2023
•	Media margin of $25.9 million for Q2 2023 and $47.9 million for FY 2023
•	Adjusted EBITDA of $5.6 million for Q2 2023 and $6.0 million for FY 2023
•	Adjusted net income of $1.0 million for Q2 2023 and adjusted net loss of $1.7 million for FY 2023

New York, NY – August 14, 2023 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported financial results for the second quarter ended June 30, 2023.

Don Patrick, Fluent’s Chief Executive Officer, commented, "Our second quarter results continue to reinforce the imperative behind our commitment to enhance the quality of consumer engagements within our Performance Marketplace, while also reflecting the more volatile macro-economic and evolving regulatory environment we are operating within.

Our successful FTC settlement gives us important clarity on our strategic roadmap, and we will continue to appropriately invest in our growth agenda – 'Quality as our North Star'. We are excited about a future with a level competitive playing field that will allow Fluent to return to growth, at or above industry growth rates.  However, in the immediate term, and as the market reacts to the new industry standard Fluent has chosen to establish, we believe it will take a few quarters or more for our competitors to implement new industry compliance standards, and some may try to take financial advantage of their current lower compliance posture. Fluent is prepared to gain market share with our media partners in future periods as the market evolves to incorporate the new compliance environment we are leading."

Second Quarter Financial Highlights

•	Revenue decreased 16% to $82.1 million, from $98.4 million in Q2 2022
•	Gross profit (exclusive of depreciation and amortization) of $22.6 million, a decrease of 20% over Q2 2022 and representing 28% of revenue
•	Net income of $1.2 million, or $0.01 per share, compared to net loss of $56.9 million, or $0.70 per share, for Q2 2022
•	Media margin of $25.9 million, a decrease of 20% over Q2 2022 and representing 31.5% of revenue
•	Adjusted EBITDA of $5.6 million, a decrease of $3.8 million over Q2 2022 and representing 6.8% of revenue
•	Adjusted net income of $1.0 million, or $0.01 per share, compared to adjusted net income of $0.6 million, or $0.01 per share, for Q2 2022

Six Months Ended June 30, 2023 Financial Highlights

•	Revenue decreased 15% to $159.4 million, from $187.4 million for the six months ended June 30, 2022
•	Gross profit (exclusive of depreciation and amortization) of $41.6 million, a decrease of 17% over the six months ended June 30, 2022 and representing 26% of revenue
•

Net loss of $30.8 million, or $0.37 per share, compared to net loss of $59.0 million, or $0.73 per share, for the six months ended June 30, 2022, reflecting a larger goodwill impairment in the prior period

•	Media margin of $47.9 million, a decrease of 18% over the six months ended June 30, 2022 and representing 30.0% of revenue
•	Adjusted EBITDA of $6.0 million, a decrease of $8.1 million over the for the six months ended June 30, 2022 and representing 3.8% of revenue
•	Adjusted net loss of $1.7 million, or $0.02 per share, compared to adjusted net income of $1.6 million, or $0.02 per share, for the six months ended June 30, 2022

Media margin, adjusted EBITDA, and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

Business Goals

•	Leverage our leadership position with the new compliance standards we have set to level the industry playing field, create additional competitive differentiation and increase market share.
•	Ensure we source customer traffic that meets our internal quality and regulatory requirements, leading to higher quality consumer engagement.
•	Strengthen our Performance Marketplace through leveraging our Influencer Platform, and vertical expansion in our Call Solutions and AdFlow businesses.
•	In the current economic environment, continue to be prudent in managing our growth, margin, and investment initiatives for long-term success.

  Conference Call

Fluent, Inc. will host a conference call on Monday, August 14, 2023, at 4:30 PM ET to discuss its 2023 second quarter financial results. The conference call can be accessed by phone after registering online at https://register.vevent.com/register/BI5074a47802e64f8bbe5a221b3f7002be . The call will also be webcast simultaneously on the Fluent website at https://investors.fluentco.com/. Following the completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please connect via https://edge.media-server.com/mmc/p/bvmdcboj. The replay will be available for one year, via the Fluent website https://investors.fluentco.com/.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a leader in customer acquisition, leveraging its direct response expertise to drive engagement and power discovery for leading brands. Backed by proprietary data science, Fluent drives opted-in consumers to targeted offers, allowing them to find new opportunities, content, and products that enhance their lives. Established in 2010 and headquartered in New York City, Fluent’s team of experts has spent over $1B in media across its digital media portfolio to build a global audience available through 500+ DSPs, DMPs, online publishers, and programmatic platforms. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•	Compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data;
•	The financial impact of compliance changes to our business, including changes to our employment opportunities marketplace and programmatic advertising businesses, and whether and when our competitors will implement similar changes;
•	The outcome of litigation, regulatory investigations or other legal proceedings in which we may become involved in the future;
•	Failure to safeguard the personal information and other data contained in our database;
•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•	Unfavorable global economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic;
•	Dependence on our key personnel;
•	Dependence on third-party service providers;
•	Management of the growth of our operations, including international expansion and the integration of acquired business units or personnel;
•	The impact of the Traffic Quality Initiative, including our ability to replace lower quality consumer traffic with traffic that meets our quality requirements;
•	Ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology and evolving industry standards;
•	Regulatory uncertainty, and changing user and client demands; management of unfavorable publicity and negative public perception about our industry;
•	Failure to compete effectively against other online marketing and advertising companies;
•	The competition we face for web traffic;
•	Dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites;
•	Dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes;
•	Liability related to actions of third-party publishers;
•	Limitations on our or our third-party publishers’ ability to collect and use data derived from user activities;
•	Ability to remain competitive with the shift to mobile applications;
•	Failure to detect click-through or other fraud on advertisements;
•	The impact of increased fulfillment costs;
•	Increased dependence on a single advertiser client;
•	Failure to meet our clients’ performance metrics or changing needs;
•	The effect of pricing pressure by certain clients and the ability of our marketplace to respond through allocating traffic to higher paying clients;
•	Compliance with the covenants of our credit agreement in light of current business conditions; and
•	The potential for failures in our internal control over financial reporting.

These and additional factors to be considered are set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	June 30, 2023	December 31, 2022
ASSETS:
Cash and cash equivalents	$20,983	$25,547
Accounts receivable, net of allowance for doubtful accounts of $209 and $544, respectively	58,120	63,164
Prepaid expenses and other current assets	5,920	3,506
Total current assets	85,023	92,217
Property and equipment, net	783	964
Operating lease right-of-use assets	4,278	5,202
Intangible assets, net	28,525	28,745
Goodwill	30,966	55,111
Other non-current assets	1,486	1,730
Total assets	$151,061	$183,969
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$13,303	$6,190
Accrued expenses and other current liabilities	26,525	35,626
Deferred revenue	895	1,014
Current portion of long-term debt	5,000	5,000
Current portion of operating lease liability	2,309	2,389
Total current liabilities	48,032	50,219
Long-term debt, net	32,989	35,594
Operating lease liability	2,734	3,743
Other non-current liabilities	2,249	458
Total liabilities	86,004	90,014
Contingencies (Note 10)
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 85,751,226 and 84,385,458, respectively; and Shares outstanding — 81,139,657 and 80,085,306, respectively (Note 7)	43	42
Treasury stock, at cost — 4,611,569 and 4,300,152 Shares, respectively (Note 7)	(11,407)	(11,171)
Additional paid-in capital	425,491	423,384
Accumulated deficit	(349,070)	(318,300)
Total shareholders' equity	65,057	93,955
Total liabilities and shareholders' equity	$151,061	$183,969

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$82,145	$98,361	$159,399	$187,424
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	59,540	70,026	117,812	137,589
Sales and marketing	4,215	4,484	9,028	8,336
Product development	4,615	4,802	9,553	9,357
General and administrative	7,962	11,688	20,287	22,975
Depreciation and amortization	3,095	3,332	5,454	6,639
Goodwill impairment and write-off of intangible assets	—	55,400	25,700	55,528
Loss on disposal of property and equipment	—	21	—	21
Total costs and expenses	79,427	149,753	187,834	240,445
Income (loss) from operations	2,718	(51,392)	(28,435)	(53,021)
Interest expense, net	(795)	(430)	(1,484)	(814)
Income (loss) before income taxes	1,923	(51,822)	(29,919)	(53,835)
Income tax expense	(750)	(5,122)	(851)	(5,122)
Net income (loss)	1,173	(56,944)	(30,770)	(58,957)

Basic and diluted income (loss) per share:
Basic	$0.01	$(0.70)	$(0.37)	$(0.73)
Diluted	$0.01	$(0.70)	$(0.37)	$(0.73)

Weighted average number of shares outstanding:
Basic	82,727,971	81,493,821	82,323,854	81,193,107
Diluted	82,752,646	81,493,821	82,323,854	81,193,107

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,770)	$(58,957)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,454	6,639
Non-cash loan amortization expense	133	135
Share-based compensation expense	1,997	1,851
Goodwill impairment	25,700	55,400
Write-off of intangible assets	—	128
Loss on disposal of property and equipment	—	21
Provision for bad debt	(92)	158
Deferred income taxes	—	—
Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	5,136	(7,913)
Prepaid expenses and other current assets	(2,414)	488
Other non-current assets	244	(25)
Operating lease assets and liabilities, net	(165)	(85)
Accounts payable	7,113	913
Accrued expenses and other current liabilities	(10,091)	(451)
Deferred revenue	(119)	(177)
Other	(75)	(72)
Net cash provided by (used in) operating activities	2,051	(1,947)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(2,370)	(2,199)
Business acquisitions, net of cash acquired	(1,250)	(971)
Acquisition of property and equipment	(22)	(6)
Net cash used in investing activities	(3,642)	(3,176)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(2,500)	(2,500)
Debt financing costs	(237)	—
Taxes paid related to net share settlement of vesting of restricted stock units	(236)	(448)
Net cash used in financing activities	(2,973)	(2,948)
Net decrease in cash and cash equivalents	(4,564)	(8,071)
Cash and cash equivalents at beginning of period	25,547	34,467
Cash and cash equivalents at end of period	$20,983	$26,396

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting the variable costs paid for media and related expenses and excluding non-media cost of revenue. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net income (loss) excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) goodwill impairment, (6) write-off of intangible assets, (7) acquisition-related costs, (8) restructuring and other severance costs, and (9) certain litigation and other related costs.

Adjusted net income (loss) is defined as net income (loss) excluding (1) share-based compensation expense, (2) goodwill impairment, (3) write-off of intangible assets, (4) acquisition-related costs, (5) restructuring and other severance costs, and (6) certain litigation and other related costs. Adjusted net income (loss) is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$82,145	$98,361	$159,399	$187,424
Less: Cost of revenue (exclusive of depreciation and amortization)	59,540	70,026	117,812	137,589
Gross profit (exclusive of depreciation and amortization)	$22,605	$28,335	$41,587	$49,835
Gross profit (exclusive of depreciation and amortization) % of revenue	28%	29%	26%	27%
Non-media cost of revenue (1)	3,300	3,974	6,281	8,423
Media margin	$25,905	$32,309	$47,868	$58,258
Media margin % of revenue	31.5%	32.8%	30.0%	31.1%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net loss for the three and six months ended June 30, 2023 and 2022, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$1,173	$(56,944)	$(30,770)	$(58,957)
Income tax expense	750	5,122	851	5,122
Interest expense, net	795	430	1,484	814
Depreciation and amortization	3,095	3,332	5,454	6,639
Share-based compensation expense	936	863	1,997	1,851
Goodwill impairment	—	55,400	25,700	55,400
Write-off of intangible assets	—	—	—	128
Loss on disposal of property and equipment	—	21	—	21
Acquisition-related costs(1)(2)	562	579	1,185	1,137
Restructuring and other severance costs	—	38	480	38
Certain litigation and other related costs	(1,715)	596	(337)	1,998
Adjusted EBITDA	$5,596	$9,437	$6,044	$14,191

(1)	Balance includes compensation expense related to non-competition agreements entered into as a result of certain acquisitions.
(2)	Balance includes earn-out expense of $24 and $110 for the three and six months ended June 30, 2023, respectively, as a result of certain acquisitions.

Below is a reconciliation of adjusted net income (loss) and adjusted net income (loss) per share from net loss for the three and six months ended June 30, 2023 and 2022, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2023	2022	2023	2022
Net income (loss)	$1,173	$(56,944)	$(30,770)	$(58,957)
Share-based compensation expense	936	863	1,997	1,851
Goodwill impairment	—	55,400	25,700	55,400
Write-off of intangible assets	—	—	—	128
Loss on disposal of property and equipment	—	21	—	21
Acquisition-related costs(1)(2)	562	579	1,185	1,137
Restructuring and other severance costs	—	38	480	38
Certain litigation and other related costs	(1,715)	596	(337)	1,998
Adjusted net income (loss)	$956	$553	$(1,745)	$1,616
Adjusted net income (loss) per share:
Basic	$0.01	$0.01	$(0.02)	$0.02
Diluted	$0.01	$0.01	$(0.02)	$0.02
Weighted average number of shares outstanding:
Basic	82,727,971	81,493,821	82,323,854	81,193,107
Diluted	82,752,646	81,575,329	82,323,854	81,233,586

(1)	Balance includes compensation expense related to non-competition agreements entered into as a result of certain acquisitions.
(2)	Balance includes earn-out expense of $24 and $110 for the three and six months ended June 30, 2023, respectively, as a result of certain acquisitions.

We present media margin, media margin as a percentage of revenue, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business. We consider items one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented in this Quarterly Report on Form 10-Q.

Adjusted net income (loss), as defined above, and the related measure of adjusted net income (loss) per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income (loss) affords investors a different view of our overall financial performance as compared to adjusted EBITDA and the GAAP measure of net income (loss).

Media margin, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA, and adjusted net income (loss) may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(212) 785-0431

InvestorRelations@fluentco.com